VIP Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 12/31/2012
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND
GROUP
 Class A
 Class B
 Class K

AXA AGGRESSIVE ALLOCATION PORTFOLIO
VIP
9.94
9.94
9.94
AXA CONSERVATIVE ALLOCATION PORTFOLIO
VIP
9.60
9.61
9.59
AXA CONSERVATIVE-PLUS ALLOCATION PORTFOLIO
VIP
9.64
9.64
9.64
AXA MODERATE ALLOCATION PORTFOLIO
VIP
13.45
13.36
13.45
AXA MODERATE-PLUS ALLOCATION PORTFOLIO
VIP
10.27
10.27
10.27
MULTIMANAGER AGGRESSIVE EQUITY PORTFOLIO
VIP
29.17
28.65
29.17
MULTIMANAGER CORE BOND PORTFOLIO
VIP
10.29
10.31
10.29
MULTIMANAGER INTERNATIONAL EQUITY PORTFOLIO
VIP
10.30
10.29
10.30
MULTIMANAGER LARGE CAP CORE EQUITY PORTFOLIO
VIP
10.69
10.69
10.69
MULTIMANAGER LARGE CAP VALUE PORTFOLIO
VIP
10.43
10.44
10.43
MULTIMANAGER MID CAP GROWTH PORTFOLIO
VIP
9.85
9.56
9.88
MULTIMANAGER MID CAP VALUE PORTFOLIO
VIP
9.98
9.79
9.98
MULTIMANAGER MULTI-SECTOR BOND PORTFOLIO
VIP
4.04
4.02
4.04
MULTIMANAGER SMALL CAP GROWTH PORTFOLIO
VIP
8.37
8.29
8.39
MULTIMANAGER SMALL CAP VALUE PORTFOLIO
VIP
11.40
11.41
11.40
MULTIMANAGER TECHNOLOGY PORTFOLIO
VIP
14.18
13.83
14.20
TARGET 2015 ALLOCATION PORTFOLIO
VIP

9.13
9.12
TARGET 2025 ALLOCATION PORTFOLIO
VIP

9.23
9.23
TARGET 2035 ALLOCATION PORTFOLIO
VIP
9.17
9.18
9.17
TARGET 2045 ALLOCATION PORTFOLIO
VIP
8.81
8.81
8.81